UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2005

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2005, the Company entered into an Asset Purchase Agreement with Pharmelle, LLC and Fielding Pharmaceutical Company for the sale of assets relating to certain pharmaceutical products.

Specifically, the Company and Fielding, its wholly-owned subsidiary, agreed to sell to Pharmelle the assets relating to the AVC, NovaNatal and NovaStart products, as well as assets relating to certain formerly-marketed products Vitelle, Nestabs, Gerimed, Irospan and Nesentials. The assets sold included, but were not limited to, intellectual property, the NDA for AVC, inventory, and sales and promotional materials. In connection with the sale, Pharmelle agreed to assume those liabilities and obligations arising after the closing date of the transaction in connection with the performance by Pharmelle of certain assumed contracts, those liabilities and obligations arising after the closing date in connection with products sold by Pharmelle after the closing date or the operation of the business relating to such products or the assets after such date (including any product liability claims associated with such products), and all liability and responsibility for returns of the products made after the closing date, regardless of when such products were produced, manufactured or sold.

In consideration for the assets, Pharmelle paid the Company $2.5 million in cash and assumed the liabilities above. In addition, the Company is entitled to royalties on AVC Cream and AVC Suppositories for the five year period commencing on September 22, 2005 in the amount of 35% of annual "Net Sales" (as defined in the agreement) of such products between $1,175,000 and $2,200,000 and 25% of annual Net Sales of such products in excess of $2,200,000.

After the closing of the transaction, Pharmelle will assume all regulatory responsibilities with respect to the products sold, including all regulatory filings and returns with respect thereto.

A copy of the Asset Purchase Agreement and press release related to this transaction are included herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Asset Purchase Agreement, dated and entered into as of September 22, 2005, by and among Novavax, Inc., Fielding Pharmaceutical Company and Pharmelle, LLC

99.1 Press Release dated September 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

September 28, 2005	By:	Dennis W. Genge

Name: Dennis W. Genge
Title: VP and Treasurer, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.0	Asset Purchase Agreement
99.1	Press Release